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                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                               Gregory McGreevey
                             Ernest M. McNeill, Jr.
                                John C. Walters

do hereby jointly and severally authorize Richard J. Wirth, Sarah M. Patterson, Christopher M. Grinnell, Sadie R. Gordon and/or Lisa Proch, individually, to sign as their agent any and all pre-effective amendments and post-effective amendments filed on Form S-3 for the File Numbers listed on Appendix A attached hereto, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
By:    /s/ Glenn D. Lammey                                   Dated as of March 1, 2010
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ Gregory McGreevey                                 Dated as of March 1, 2010
       ----------------------------------------------------
       Gregory McGreevey
By:    /s/ Ernest M. McNeill, Jr.                            Dated as of March 1, 2010
       ----------------------------------------------------
       Ernest M. McNeill, Jr.
By:    /s/ John C. Walters                                   Dated as of March 1, 2010
       ----------------------------------------------------
       John C. Walters
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                                   APPENDIX A

Hartford Life Insurance Company Power of Attorney
Dated as of March 1, 2010
Filed on Form S-3
File Numbers:

333-133693
333-133701
333-133695
333-133694
333-133707
333-163640